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AMERIANA NEWS RELEASE



             AMERIANA BANCORP
            2118 Bundy Avenue
                   P.O. Box H
          New Castle, Indiana                   Contact:  Paul W. Prior
                   47362-1048                             Chairman of the Board
  765-529-2230/1-800-487-2118                             (765) 529-2230


        HARRY BAILEY TO RETIRE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               OF AMERIANA BANCORP


NEW CASTLE, Indiana (March 17, 2005) -- Ameriana Bancorp (NASDAQ/NM: ASBI), today announced that Harry J. Bailey (age 62), President and Chief Executive Officer of the Company and Ameriana Bank and Trust, has informed the Board of Directors of his intention to retire from these offices during 2005. Bailey stated that the timetable for his retirement is flexible and, thus, he will continue in his role until his successor has been selected. Afterward, Bailey will serve as a consultant to the Company for three years to ensure a smooth transition to new leadership for Ameriana.

Bailey also currently serves on the Company's Board of Directors and is expected to be nominated to a new three-year term at Ameriana's upcoming 2005 annual meeting of shareholders. Bailey presently expects to accept that obligation if nominated and elected.

In planning for management succession, Ameriana's Board has engaged an executive search firm to assist in the identification and review of qualified candidates to replace Bailey. This national search is actively underway and will consider candidates from both within and outside the Company.

Reflecting on the announcement, Paul W. Prior, Chairman of the Board, said, "Throughout his career, Harry has distinguished himself in both his professional and personal life. For more than 20 years at Ameriana, his demand for integrity and commitment - of himself and of those around him - has helped make us one of the top banking organizations in this area. We are grateful for his dedication to the Company and wish him the very best in his retirement.

"Obviously, our primary objective is to identify and select the ideal candidate for this job," Prior added. "Because Harry has agreed to continue with his responsibilities until we have selected his successor - and will remain with us to oversee the transition, we can take our time and make sure we have the right person for this very important position."

Commenting on his decision to retire, Bailey added, "I have devoted a substantial part of my career to Ameriana Bank and Ameriana Bancorp. After so many years in this role, the decision to seek a slower pace is not an easy one. Through the years, we have continued to develop an internal team that is quite capable of moving forward in a rapidly changing and often challenging industry, and I believe this Company remains on a sound footing. As a significant shareholder myself, I have a great deal of confidence in our team and know that the Board will find the right person with the leadership abilities needed to create a successful environment in the future for our shareholders and our associates."


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Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary,
Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expect," and "believe," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, the eventual outcome of litigation to enforce certain surety agreements, pending transactions for the sale of certain branches and related assets, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.